     As filed with the Securities and Exchange Commission on April 11, 2002

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CATALINA LIGHTING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Florida                                           59-1548266
    (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                         Identification No.)

       18191 N.W. 68th Avenue
          Miami, Florida                                          33015
 (Address of Principal Executive Offices)                       (Zip Code)

                  Catalina Lighting, Inc. Stock Incentive Plan
       Catalina Lighting, Inc. Management Settlement Stock Incentive Plan
                    Catalina Lighting, Inc. Stock Option Plan
                            (Full Title of the Plan)

                                  Eric Bescoby
                             Chief Executive Officer
                             Catalina Lighting, Inc.
                             18191 N.W. 68th Avenue
                              Miami, Florida 33015
                     (Name and Address of Agent For Service)

                                 (305) 558-4777
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed Maximum      Proposed Maximum
                                                  Amount To Be       Offering Price           Aggregate            Amount Of
    Title Of Securities To Be Registered         Registered (1)      Per Share (2)       Offering Price (2)    Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Stock Incentive Plan
Common Stock, par value $.01 per share              450,000              $6.43               $2,893,500             $266.20

Management Settlement Stock Incentive Plan
Common Stock, par value $.01 per share              313,846              $6.43               $2,018,030             $185.66
                                                    -------                                  ----------             -------

Total                                               763,846                                  $4,911,530             $451.86
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which are offered or issued under any of the plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rules 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The calculation with respect to the ungranted awards under these plans is based upon the average of the high and low prices for the Registrant's Common Stock as quoted on the OTC Bulletin Board maintained by Nasdaq on April 9, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by Catalina Lighting, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

   1. The Registrant's Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Commission on December 24, 2001 (File No. 1-9917).

   2. The Registrant's Annual Report Form 10-K/A for the year ended September 30, 2001, filed with the Commission on January 28, 2002 (File No. 1-9917).

   3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002 (File No. 1-9917).

   4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 22, 1988 (File No. 1-9917), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the plans meeting the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities.
         -------------------------

         The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 607.0850 of the Florida Business Corporation Act (the "Florida BCA") generally permits the Registrant to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. Section 607.0850 of the Florida BCA also permits the Registrant to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause an action to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Section 607.0834 of the Florida BCA (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, Section 607.0831 of the Florida BCA provides, in general, that no director shall be personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Section
607.0834 of the Florida BCA are applicable, (iv) in a proceeding by or in the right of the Registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the Registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. The term "recklessness," as used above, means the action, or omission to act, was in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

         Section 8.1 of the Registrant's Amended and Restated By-Laws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Florida BCA, and any other applicable law, as from time to time in effect, if such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful.

         In addition, Section 8.3 of the Registrant's Amended and Restated By-Laws permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under its Amended and Restated By-Laws or under the provisions of
Section 607.0850 of the Florida BCA or any other provision of law.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number     Description
------     -----------

4.1 Registrant's Second Amended and Restated Articles of Incorporation, as amended.

4.2 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K, as filed with the Commission on December 24, 2001).

5.1        Opinion of Morgan, Lewis & Bockius LLP.

23.1       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.2       Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on this 8th day of April, 2002.

                                              CATALINA LIGHTING, INC.


                                              By:      /s/  Eric Bescoby
                                                 -------------------------------
                                                    Eric Bescoby
                                                    Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Catalina Lighting, Inc., a Florida corporation, do hereby constitute and appoint Eric Bescoby, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

                Signature                                          Title
                ---------                                          -----
         /s/ Eric Bescoby                   Chief Executive Officer (Principal Executive        April 8, 2002
------------------------------------
               Eric Bescoby                 Officer) and Director


         /s/ Lynn Skillen                   Chief Financial Officer (Principal Financial        April 8, 2002
------------------------------------
               Lynn Skillen                 Officer) and Secretary


         /s/ Kevin J. Calhoun               Director                                            April 8, 2002
------------------------------------
             Kevin J. Calhoun


         /s/ C. Deryl Couch                 Director                                            April 8, 2002
------------------------------------
              C. Deryl Couch


         /s/ Michael H. Kalb                Director                                            April 8, 2002
------------------------------------
             Michael H. Kalb


         /s/ Rodger R. Krouse               Director                                            April 8, 2002
------------------------------------
             Rodger R. Krouse


         /s/ Marc J. Leder                  Director                                            April 8, 2002
------------------------------------
              Marc J. Leder

                                            Director                                            April    , 2002
------------------------------------
              George R. Rea


                                            Director                                            April    , 2002
------------------------------------
           Patrick J. Sullivan


         /s/ Clarence E. Terry              Director                                            April 8, 2002
------------------------------------
            Clarence E. Terry

                                  EXHIBIT INDEX

Exhibit
  No.                             Description
 ----                             -----------

  4.1      Second Amended and Restated Articles of Incorporation, as amended.

  5.1      Opinion of Morgan, Lewis & Bockius LLP.

 23.1      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

 23.2      Consent of Deloitte & Touche LLP.

 24.1 Power of Attorney (set forth on the signature page of this Registration Statement).